EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136382), pertaining to the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan or our report dated March 27, 2008 included in this annual report on Form 11K, in the registration statement on Form S-8 (Registration No. 333-136382) pertaining to the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan for the ended December 31, 2007.

/s/ Stegman & Company

Baltimore, Maryland

March 27, 2008

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